Print Name of Investor: ______________________________________________________


                                PACIFIC CMA, INC.

                             SUBSCRIPTION AGREEMENT



TO:      PACIFIC CMA, INC.
         Attention:  [     ]


1.       SUBSCRIPTION

         The undersigned hereby subscribes for and agrees to purchase the number of shares (the "Shares") of common stock (the "Common Stock") of Pacific CMA, Inc., a Colorado corporation (the "Company") indicated at the end of this Subscription Agreement, at a subscription price of $[ ] per share, and on such other terms and conditions as are set forth in this Subscription Agreement (the "Agreement"). The undersigned will pay for the Shares by wire transfer of funds or by delivering herewith a check in the amount of the undersigned's subscription (the "Subscription Price"), as set forth at the end of this Agreement, payable to "Pacific CMA, Inc." The Shares will be issued on the terms and conditions set forth in the prospectus (the "Prospectus") of the Company dated as of January [ ], 2003 with respect to the issuance of a minimum of [ ] shares and a maximum of [ ] shares of Common Stock. Capitalized terms used within being defined herein shall have the meanings ascribed to such terms in the Prospectus.

2.       REPRESENTATIONS AND WARRANTIES

         The undersigned represents and warrants to and agree with the Company, with full knowledge that the Company intends to rely hereon, as follows:

         a. The undersigned has received the Prospectus and the escrow agreement (the "Escrow Agreement") between the Company and [ ].

         b. The undersigned has not been induced to enter into this Agreement or to consummate the transactions contemplated hereby by any warranties, guarantees, promises, statements or representations, whether express or implied, except those that are expressly and specifically set forth in the Prospectus, and the Company shall not be bound or liable in any manner by express or implied warranties, guarantees, promises, statements or representations pertaining to the undersigned's investment, except as are expressly and specifically set forth in the Prospectus.

                                       1

3. SUBSCRIPTION IRREVOCABLE BY SUBSCRIBER BUT SUBJECT TO ACCEPTANCE OR REJECTION BY COMPANY

         a. This Agreement is not, and shall not be, revocable by the undersigned. The undersigned intends to be legally bound by this Agreement and the Escrow Agreement.

         b. The Company agrees that the Subscription Price shall be held by it pursuant to the terms of the Escrow Agreement and shall be returned promptly to the undersigned upon the Company's rejection of the subscription and shall be released to the Company upon (A) the acceptance of subscriptions (including this subscription) by the Company for at least [ ] shares of Common Stock and (B) the receipt of the payment of the subscription price for such subscriptions.

         c. On (i) acceptance of this subscription by the Company as evidenced by the full execution of this Agreement by the undersigned and the Company and
(ii) (A) the acceptance of subscriptions (including this subscription) by the Company for at least [ ] shares of Common Stock and (B)the receipt of the payment of the subscription price for such subscriptions, The undersigned shall become the beneficial holder of the Shares. [If the Company does not accept subscriptions (including this subscription) for at least [ ] shares of Common Stock and receive the payment of the subscription price for such subscriptions by [ ], 2003, the Company shall reject this subscription.]


4.       GOVERNING LAW, MISCELLANEOUS

         This Agreement shall be governed by, and construed in accordance with, the law of the State of Colorado applicable to agreements made and to be performed wholly within such State, regardless of its place of execution or performance. All captions of sections are for convenience only. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. This Agreement is not transferable or assignable by the Subscriber. If the Subscriber is more than one person, the obligations of the Subscriber shall be joint and several and the representations, warranties and agreements herein contained shall be deemed to be made by and be binding upon each such person and their respective heirs, executors, administrators and successors and assigns.

                                       2

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this day of January, 2003.


                  Subscriber:                        ___________________________

                  Signature of Subscriber:           ___________________________

                  Print Name of Subscriber:          ___________________________


                  Print Title/Capacity (if other than Individuals):


                  Social Security or Tax ID #'s:     ___________________________

                  Subscription Price:

                  (Amount of Enclosed Check
                  or Wire Transfer)                 ____________________________

                  Number of Shares:                 ____________________________

                  Address:



                                                     ___________________________
                  Telephone:


                  Fax:                               ___________________________


________________________________________________________________________________

                                         Subscription Accepted on this      day
                                         of _______________ , 2003

                                         PACIFIC CMA, INC.

                                         By:_______________________________
                                            Name:
                                            Title: